EXHIBIT 99.1

XBiotech Closes on Sale of True Human Antibody Bermekimab to Janssen

Validation and Capital from Deal Enables XBiotech to Vigorously Advance anti-IL-1⍺ Antibody Program, Fuel Pipeline

AUSTIN, Texas, Dec. 30, 2019 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ: XBIT) announced today closing of the sale of the Company’s True Human antibody Bermekimab to Janssen Biotech, Inc. (Janssen), a Janssen Pharmaceutical Company of Johnson & Johnson. Upon closing, Janssen paid XBiotech $750 million, with $75 million held in escrow for 18 months.  Should Janssen pursue bermekimab indications outside of dermatology, XBiotech could also receive up to $600 million in additional payments upon completion of certain commercialization authorizations. In addition to the bermekimab acquisition, Janssen and XBiotech entered into manufacturing supply and clinical services agreements. Revenue from these agreements are expected to generate positive cash flow for XBiotech over the next two years.

While Janssen acquired all rights to bermekimab, XBiotech remains free to use its True Human Antibody discovery program to develop new antibody therapeutics targeting IL-1⍺ (the same target as bermekimab) and to commercialize these therapeutics for all non-dermatological diseases. XBiotech plans to re-enter clinical development expeditiously with next generation anti-IL-1⍺ therapeutics.

The Company plans to use proceeds from the sale and the services agreements to fund discovery and development of its next generation True Human anti-IL-1⍺ antibody program and to advance other antibody therapeutics in the Company’s pipeline, including its infectious disease program. The Company will also have sufficient cash to support a significant capital transaction, such as a stock repurchase, subject to final board review and approval.

John Simard, XBiotech’s President & CEO, commented, “We are pleased to have Janssen acquire bermekimab and look forward to seeing superior efficacy and safety of this True Human Antibody in ongoing dermatological clinical trials and beyond. The transaction is an important validation of our True Human platform and the cutting-edge science behind targeting IL-1⍺ and enables us to continue to exploit the vast potential for next generation True Human anti-IL-1⍺ therapeutics outside of dermatology. With the close of the transaction, we are in a stronger position to create extraordinary value for shareholders.”

About XBiotech
XBiotech is a fully integrated, global biopharmaceutical company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies. XBiotech currently is advancing a pipeline of therapies by harnessing naturally occurring antibodies from patients with immunity to certain diseases. Utilizing natural human immunity as a source of new medicines offers the potential to redefine the standards of care for a wide range of diseases.  The discovery and manufacturing techniques which enable this were designed by and are exclusive to XBiotech. Headquartered in Austin, Texas, XBiotech also leads the development of innovative, proprietary manufacturing technology to reduce the cost and complexity of biological drug production. For more information, visit www.xbiotech.com.

About True Human™ Therapeutic Antibodies
XBiotech’s True Human™ antibodies are the only available antibodies derived without modification from humans who possess natural immunity to certain diseases. (Unlike all commercially available antibodies, which are called “Humanized” or “Fully Human,” XBiotech’s True Human™ antibodies are directly sourced from the natural human immune response for specific diseases without modification, and thereby have not been shown to cause immunogenicity.) With discovery and clinical programs across multiple disease areas, XBiotech’s True Human antibodies have the potential to harness the body’s natural immunity to fight disease with unprecedented safety, efficacy, and tolerability.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements, including declarations regarding management's beliefs and expectations, including with respect to XBiotech’s strategic ambitions, regarding the expected timing of closing of the transaction with Janssen, filings and approvals relating to the transaction, the amount and timing of potential future milestone payments by Janssen, the mechanism of action and potential safety and efficacy of bermekimab, the anticipated timing of clinical studies with bermekimab, the progression and results of such studies, statements regarding the regulatory pathway for bermekimab and the timing of regulatory filings, and statements regarding any capital allocation decisions, including as to potential share repurchases. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in the "Risk Factors" section of certain of our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact
Ashley Otero
aotero@xbiotech.com
512-386-2930